EXHIBIT 99.1

Press Release dated March 30, 2017, announcing that the Company has prepared and filed an application for an experimental FCC license.

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Airborne Wireless Network Files for FCC Experimental License for System Demonstration

Marking Significant Progress in the Commercialization of Company’s Patented

Infinitus Super HighwayTM

LOS ANGELES, CA / PR Newswire / March XX, 2017 / Airborne Wireless Network (OTCQB: ABWN), has filed for an experimental Federal Communication Commission license file number 0378-EX-ST-2017 to begin air-to-air and air-to-ground meshed network system evaluations. Once approved, this license will allow the company to begin ground and flight radio frequency transmission testing of its patented technology the Infinitus Super HighwayTM.

The demonstration system has been lab tested at one of Airborne Wireless Network’s contracted partner facilities. The company will now take these successful results and bring them to its test bed Boeing 757 aircraft for ground fitting, testing on the tarmac and eventual flight evaluation.

During this flight demonstration, the company intends to pass broadband data between airborne aircraft and a ground station, demonstrating the air-to-air and air-to-ground meshed network.

Jason de Mos, Vice President of Business Development and Compliance, said “We are extremely pleased with the progress we’ve made to begin testing our network systems. Upon successful completion of this flight demonstration, we will follow up with a larger scale, twenty aircraft test over an island community, where we intend to emulate global broadband services to users onboard the aircraft as well as on the ground, onboard ships and oil platforms. Our Infinitus Super HighwayTM is on the forefront of creating a global pipeline that takes connectivity beyond current limitations, which is an untapped multi-billion addressable market filling the world's connectivity void. We believe our technology will bridge the network within the airborne hubs to eliminate single points of failure, reduce latency, and virtually eliminate the effect of severe weather, natural disaster or economic downtime.”

Once implemented, The Infinitus Super HighwayTM will be an air-to-air communication system. It will be a new use for the (already existing) fleets of commercial airline aircraft to replace low-earth orbit communication satellites. Infinitus should provide low-cost, broadband wireless communication infrastructure from points-to-points, accomplished by using and modifying existing, small, lightweight low power, low cost relay station equipment onboard the commercial airline aircraft. Each equipped aircraft would have a broadband wireless communication link (within line-of-sight coverage ranges) to one or more neighboring aircraft or ground stations, which will form a chain of seamless airborne repeaters providing broadband wireless communication gateways along the entire flight path. Infinitus Super Highway TM, when implemented, will provide broadband wireless communication services for customers in-flight as well as customers on land, along the line-of-sight ranges of flight path from the commercial airline aircraft.

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About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses may be limitless. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

Robert Haag

IRTH Communications

Phone 1-866-976-4784

ABWN@irthcommunications.com

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